                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                              [Amendment No.   ]

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                       NEW BRUNSWICK SCIENTIFIC CO., INC.
 -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each  party to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:_______________________________________________

    2) Form Schedule or Registration Statement No.:__________________________

    3) Filing Party:_________________________________________________________

    4) Date Filed:___________________________________________________________

                      NEW BRUNSWICK SCIENTIFIC CO., INC.

                                    ------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 MAY 29, 1996

                                    ------

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of New Brunswick Scientific Co., Inc., a New Jersey corporation (the "Corporation"), will be held at the offices of the Corporation, 44 Talmadge Road, Edison, New Jersey 08818, on Wednesday, May 29, 1996, at 10:00 A.M. Eastern Daylight Savings Time, for the following purposes:

       1. To elect one Class I director of the Corporation to a term of one year and three Class III directors of the Corporation to terms of three years.

       2. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

   The Board of Directors has fixed the close of business on April 10, 1996, as the record date for the determination of shareholders who are entitled to notice of, and to vote at, the meeting. A copy of the Annual Report of the Corporation for the year ended December 31, 1995, is being sent to you herewith.

                                          By Order of the Board of Directors

                                          ADELE LAVENDER, Secretary

April 11, 1996

ALL SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

                      NEW BRUNSWICK SCIENTIFIC CO., INC.
                               44 TALMADGE ROAD
                           EDISON, NEW JERSEY 08818

                                    ------

                               PROXY STATEMENT

                                    ------

                        ANNUAL MEETING OF SHAREHOLDERS

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting of Shareholders of New Brunswick Scientific Co., Inc., a New Jersey corporation (the "Corporation"), to be held at the offices of the Corporation, 44 Talmadge Road, Edison, New Jersey 08818, on Wednesday, May 29, 1996 at 10:00 A.M., Eastern Daylight Savings Time. This Proxy Statement and enclosed form of proxy are being sent to shareholders commencing on or about April 11, 1996.

   You are requested to complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope. Proxies duly executed and received in time for the meeting will be voted in accordance with the directions thereon at the meeting. Such proxies may, nevertheless, be revoked at any time prior to the voting thereof by filing a written notice of revocation with the Secretary of the Corporation. Please note that mere presence at the meeting will not be effective to revoke a proxy. If you attend the meeting and wish to revoke your proxy, you still must deliver written notice to the Secretary of the Corporation before the voting thereof.

   The Board of Directors has fixed the close of business on April 10, 1996, as the record date for the determination of shareholders who are entitled to notice of, and to vote at, the meeting. As of the record date, the Corporation had outstanding 3,595,651 shares of Common stock, the holders of which are entitled to one vote per share.

ITEM 1. ELECTION OF DIRECTORS

   The Corporation's Certificate of Incorporation provides for classification of the Board of Directors into three classes with staggered terms of office. In accordance with the Certificate of Incorporation, only the single director designated as a Class I director and the three directors designated as Class III directors are to be elected at the 1996 Annual Meeting. Those elected shall serve terms of one and three years, respectively.

NOMINEES FOR DIRECTORS

   The persons named on the enclosed proxy will vote such proxy for the nominees listed below and on the proxy except where authority has been withheld as to a particular nominee or as to all such nominees. The Board of Directors has no reason to believe that any of the nominees for the office of director will not be available for election as a director. However, should any of them become unwilling or unable to accept nomination for election, it is intended that the individuals named in the enclosed proxy may vote for the election of such other persons as the Board of Directors may nominate.

   The following table presents the name, age and principal occupation of each nominee and present director.

        NOMINEE FOR TERM EXPIRING AT THE 1997 ANNUAL MEETING (CLASS I)

                                                                                              First
                                                                                              Became
Name                      Age                     Principal Occupation                     Director In
 ---------------------   -----   ------------------------------------------------------    -------------

Bernard Leon  ........    68    Consultant, and Of Counsel to the law firm of                   1996
                                Crummy, Del Deo, Dolan, Griffinger & Vecchione

                    NOMINEES FOR TERMS EXPIRING AT THE 1999 ANNUAL MEETING (CLASS III)

David Freedman  ......    75    Chairman of the Board of the Corporation                        1958
Ezra Weisman  ........    55    President of the Corporation                                    1971
Dr. Marvin Weinstein      79    President, Research Advisory Service                            1981

                                            PRESENT DIRECTORS

Terms Expiring at the 1997 Annual Meeting (Class I)
Kiyoshi Masuda  ......    71    President of American & Foreign Market Research, Inc.;          1980
                                President of FerriShield, Inc.
Ernest Gross  ........    77    Attorney in Private Practice                                    1984

Terms Expiring at the 1998 Annual Meeting (Class II)

Sigmund Freedman.  ...    79    Treasurer of the Corporation                                    1958

Martin Siegel  .......    67    Chairman of the Board of Valiant International
                                Multimedia Corporation                                          1980

Dr. David Pramer  ....    73    Executive Assistant for Research Policy and
                                Administration, Rutgers University                            1962(1)

- ------
(1) Dr. Pramer was previously a director of the Corporation from 1962 to 1976. He was appointed a director again on April 11, 1989.

BUSINESS EXPERIENCE OF DIRECTORS

   Bernard Leon has been nominated by the Board to be a Class I Director of the Corporation with a term ending at the 1997 Annual Meeting. Mr. Leon, who is an attorney, has a consulting practice, and is Of Counsel to the law firm of Crummy, Del Deo, Dolan, Griffinger & Vecchione. Mr. Leon was employed by Hoffmann La-Roche from 1961 until his retirement in 1994 at which time he was Assistant Vice President, Patent Counsel and Director of Licensing, Business Development and Acquisitions. Prior to 1961 he was a Patent Examiner with the U.S. Patent Office. Mr. Leon currently serves on the Board of Directors of MicroGeneSys, Inc.

   David Freedman continues to serve as Chairman of the Corporation's Board of Directors, a position he has held since the Corporation was incorporated in 1958. Mr. Freedman previously served as President and Chief Executive Officer of the Corporation until his resignation from that position on May 1, 1989.

   Ezra Weisman has served as President and Chief Executive Officer of the Corporation since May 1, 1989. Mr. Weisman previously served as Vice President Sales of the Corporation for more than five years prior to 1987, and as Vice President Corporate Development from April, 1987 through April, 1989.

   Marvin Weinstein, Ph.D. is the owner of a consulting business, Research Advisory Service, and was also a Director of Epitope, Inc. until his retirement in 1994. Dr. Weinstein retired in 1981 as Vice President Microbiology and Antibiotic Research of Schering Corp., a position he held since 1977.

   Kiyoshi Masuda has been the owner and President of American & Foreign Market Research, Inc. since 1958. From 1985 to 1994 he was President of Yano Research Institute USA, Ltd. Since 1994 he has been President of FerriShield Inc.

   Ernest Gross, Esq. is an attorney-at-law who retired in 1984 from Rutgers University where he had been a Professor and Associate Director of the Institute of Management and Labor Relations from 1971 to 1983.

   Sigmund Freedman has been Treasurer and a Director of the Corporation since its incorporation in 1958. Mr. Freedman also served as Secretary of the Corporation from 1958 to 1985.

   Martin Siegel was Chairman of the Board of Weldotron Corporation, a packaging machinery manufacturing company, for approximately 33 years until 1994. He is currently Chairman of the Board of Valiant International Multimedia Corporation.

   David Pramer, Ph.D. has had a 44 year career at Rutgers University, New Brunswick, New Jersey. Dr. Pramer had served as a Professor of Microbiology and until 1994 he also served as Associate Vice President of the University responsible for corporate liaison activities and transfer of University research technology to government and industrial users. From 1980 to 1988, he was the Director of the Waksman Institute of Microbiology, a research and educational unit within the University. Dr. Pramer currently holds the position of Executive Assistant for Research Policy and Administration at the University.

   Stanley Yakatan, who had served on the Board since 1986, declined to stand for re-election in light of his other business commitments.

COMMITTEES

   The Board of Directors has an Audit Committee, consisting of Messrs. Siegel, Weinstein and Gross, whose function is to meet with management and the independent auditors on matters pertaining to the Company's financial statements and internal accounting controls. This Committee met two times during the year ended December 31, 1995. The Board has a Compensation Committee which consists of Messrs. Masuda, Pramer and Gross which met two times during the year ended December 31, 1995. This Committee reviews the Corporation's policies with respect to employment, pension benefits and stock option plans and recommends modifications to such policies. The Board has an Executive Committee consisting of Messrs. David Freedman, Weisman, Gross and Siegel. This Committee handles certain matters that do not require action by the full Board and represents the interests of the Board in connection with matters arising between Board meetings. This Committee met twelve times during the year ended December 31, 1995. The Board also has a nominating committee consisting of Messrs. Weinstein and Pramer. This committee held no meetings during the year ended December 31, 1995.

   During the year ended December 31, 1995, there were three meetings of the Board of Directors.

                       SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth certain information, as of April 10, 1996, concerning the beneficial ownership of the Corporation's Common stock for (a) each director (and nominee for director); (b) each of the named officers (the "Named Executive Officers" as defined in the Executive Compensation section); and (c) all directors and executive officers of the Corporation as a group. Unless otherwise indicated, stock ownership includes sole voting power and sole investment power.

                                                             Amount and
Name of                                                      Nature of
Beneficial                                                   Beneficial       Percent of
Owner                                                        Ownership          Class
 -------------------------------------------------------   ---------------   ------------
Bernard Leon  ..........................................         1,500            (4)
David Freedman (1)  ....................................       538,507(2)        15.0%
Ezra Weisman  ..........................................        38,900(3)         (4)
Dr. Marvin Weinstein  ..................................         8,350(5)         (4)
Kiyoshi Masuda  ........................................        12,500(5)         (4)
Ernest Gross  ..........................................         6,500(5)(6)      (4)
Sigmund Freedman (1)  ..................................       520,056           14.5%
Martin Siegel  .........................................        10,500(5)         (4)
Dr. David Pramer  ......................................         2,758(5)(7)      (4)
Stanley Yakatan  .......................................         1,850(5)         (4)
All directors and executive officers as a group  .......     1,148,921(8)        31.9%

- ------
(1) Messrs. David and Sigmund Freedman are brothers. Although neither brother is the beneficial owner of the stockholdings of the other, if David and Sigmund Freedman choose to act in concert they would control 29.5% of the Common stock of the Corporation.

(2) This figure includes 5,000 shares owned by Mr. Freedman's wife directly but does not include 49,107 shares owned by a trust for the benefit of Mr. Freedman's wife. Mr. Freedman has neither voting nor investment control over the shares held by the Trust.

(3) This figure includes 28,000 shares which may be acquired by Mr. Weisman within 60 days under Nonqualified Stock Option Agreements and the 1991 Nonqualified Stock Option Plan for Officers and Key Employees.

(4) Less than 1 percent.

(5) This figure includes respective shares which may be acquired within 60 days under a stock option plan for nonemployee directors as follows: Mr. Masuda -- 8,500; Mr. Gross -- 5,500; Mr. Siegel -- 8,500; Dr. Pramer -- 1,750; Dr. Weinstein -- 7,750 and Mr. Yakatan -- 1,750.

(6) Owned by Mr. Gross' wife.

(7) This figure includes 1,000 shares owned by Dr. Pramer's wife.

(8) This figure includes 68,950 shares which may be acquired by the officers and directors as a group within 60 days under Nonqualified Stock Option Agreements, the 1991 Stock Option Plan for Officers and Key Employees and the 1989 Stock Option Plan for Nonemployee Directors.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table sets forth certain information, as of April 10, 1996, concerning the only persons who, to the best of Management's knowledge, own beneficially more than five percent (5%) of the Corporation's Common stock. Unless otherwise indicated, stock ownership includes sole voting power and sole investment power.

Name and Address of                        Amount and Nature of     Percent of
Beneficial Owner                           Beneficial Ownership       Class
 ----------------------------------------   --------------------   ------------
David Freedman (1) ......................      538,507(2)              15.0%
44 Talmadge Road
Edison, New Jersey 08818
Sigmund Freedman (1) ....................      520,056 directly        14.5%
44 Talmadge Road
Edison, New Jersey 08818
The TCW Group, Inc. .....................      332,500                  9.2%
865 South Figueroa Street
Los Angeles, California 90017
Fundamental Management Corporation ......      236,000(3)               6.6%
201 S. Biscayne Blvd.
Miami, Florida 33131

- ------
(1) Messrs. David and Sigmund Freedman are brothers. By virtue of their stockholdings, they may be deemed to be "control persons" of the Corporation. Although neither brother is the beneficial owner of the stockholdings of the other, if David and Sigmund Freedman choose to act in concert they would control 29.5% of the Common stock of the Corporation.

(2) This figure includes 5,000 shares owned by Mr. Freedman's wife directly but does not include 49,107 shares owned by a trust for the benefit of Mr. Freedman's wife. Mr. Freedman has neither voting nor investment control over the shares held by the trust.

(3) According to the most recent Schedule 13D filed by Fundamental Management Corporation, the shares indicated above are owned by a Group consisting of Fundamental Management Corporation and C. Rodney O'Connor. With respect to the 236,000 shares owned by the Group, each member of the Group retains sole voting and investment power over the shares owned by such member, as follows: Fundamental Management Corporation, 198,900 shares (5.6% of the class); and C. Rodney O'Connor, 37,100 shares (1.0% of the class).

EXECUTIVE OFFICERS

   The following table presents the name, age and present office or position of each of the Corporation's executive officers:

            Name                Age     Present Office or Position (1)
 ---------------------------   -----   ---------------------------------
David Freedman  ............    75    Chairman of the Board
Ezra Weisman  ..............    55    President
Sigmund Freedman  ..........    79    Treasurer
Adele Lavender (2)  ........    71    Secretary
Samuel Eichenbaum  .........    56    Vice President, Finance and Chief
                                      Financial Officer

- ------
(1) Mr. Ezra Weisman became President and Chief Executive Officer of the Corporation in May, 1989. Messrs. David and Sigmund Freedman and Mr.
    Weisman are also directors of the Corporation (see "Election of Directors" above). Adele Lavender, who had served as Administrative Assistant to Mr. David Freedman from 1970 until June 30, 1990, was appointed Secretary of the Corporation in 1985. Mr. Eichenbaum was appointed Chief Financial Officer of the Corporation in February, 1985 and Vice President, Finance in May 1990. Mr. Eichenbaum was Assistant Treasurer of the Corporation from May, 1986 through April, 1990.

(2) Ms. Lavender retired from her position as Administrative Assistant to Mr. David Freedman effective June 30, 1990. Ms. Lavender continues to serve on a part-time basis and in an emeritus capacity as Secretary of the Corporation.

   The officers serve at the pleasure of the Board of Directors, except for Messrs. David Freedman, and Ezra Weisman, who have employment agreements with the Corporation. The officers are normally elected at the meeting of directors immediately following the Annual Meeting of the Shareholders and serve until their successors are elected and qualified.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and the NASDAQ. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that, during the year ended December 31, 1995, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.

                            EXECUTIVE COMPENSATION

   The following table sets forth a summary for the last three fiscal years of the compensation awarded to, earned by, or paid to, the Chief Executive Officer of the Corporation and the most highly compensated executive officers whose individual remuneration exceeded $100,000 for the last fiscal year (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE
                            ANNUAL COMPENSATION(1)

Name and
Principal
Position                            Year     Salary ($)       Bonus     Options (#)
- --------------------------------    ------   ------------   ---------   -----------
David Freedman .................    1995      $212,151            --          --
Chairman of the Board               1994       206,700            --          --
                                    1993       195,654            --          --

Ezra Weisman ...................    1995       164,800            --          --
President and Chief                 1994       160,000       $14,190       5,000
Executive Officer                   1993       174,079(2)     10,000      20,000

Samuel Eichenbaum ..............    1995        92,359        21,000      10,000
Vice President, Finance             1994        89,420        27,720          --
and Chief Financial Officer


- ------
(1) While each of the Named Executive Officers received perquisites or other personal benefits in the years set forth above, the value of these benefits are not indicated since they did not exceed in the aggregate the lesser of $50,000 or 10% of the Named Executive Officer's salary and bonus in any year.

(2) $13,156 of the $174,079 was a 1993 payment to Mr. Weisman for the retroactive increase of his 1992 salary.

   The Directors of the Corporation who are not also full time employees of the Corporation are paid $5,000 annually plus $600 for each Board meeting they attend, $300 for each Committee meeting they attend and $300 per day for special assignments. In addition, outside Directors of the Corporation (i.e., those who are not also officers of the Corporation) are eligible to be granted options to purchase stock in the Corporation pursuant to the Corporation's 1989 Stock Option Plan for Nonemployee Directors. Option prices are set at not less than 85% of the fair market value of the stock on the date of grant. These options are excercisable over a five year period in 20% annual installments beginning one year after date of grant. David Freedman and Sigmund Freedman, who are not eligible for grants of options under this plan, are the plan committee which determines option grants and exercise prices. The following table indicates the number of options granted to eligible Directors in 1995 at $6.31 per share, the fair market value of the Corporation's stock on the date of grant.

                                                    Number
                                                      of
           Name                                     Shares
           -------------------------------------   --------
           Martin Siegel .......................    10,000
           Marvin Weinstein ....................     4,000
           David Pramer ........................     8,000
           Ernest Gross ........................    12,000
           Kiyoshi Masuda ......................     4,000
           Stanley Yakatan .....................     2,000

   Sigmund Freedman, who is employed by the Corporation as Treasurer and is also a Director of the Corporation was paid $85,000 during 1995 as compensation for his services as Treasurer.

   Mr. Weisman's services as President and Chief Executive Officer of the Corporation are governed under the terms of an employment agreement with the Corporation effective January 1, 1994. The employment agreement with Mr. Weisman which expires December 31, 1996, provides for a salary of $160,000 with increases at the Board's discretion, bonuses if certain criteria are met and a grant in 1994 of options to purchase 5,000 shares of the Corporation's Common stock at $5.10 per share.

   The Corporation entered into an Employment and Consulting Agreement (the "Agreement") with Mr. David Freedman on January 1, 1996. The employment portion of the Agreement (the "Employment Term") runs for a term of three years, provides for payment of an annual salary of $212,901, with increases and bonuses at the Board's discretion, business expenses and use of a company car. Under the terms of his previous Employment Agreement, Mr. Freedman deferred $18,750 of his 1992 and $25,000 of his 1993, 1994 and 1995
compensation, which deferred amount will be paid with interest at the prime rate on December 31, 1998, unless the Company elects to pay it sooner. If the Employment Term is terminated because of death or disability, the Corporation shall pay within 45 days a benefit equal to Mr. Freedman's annual salary. If it is terminated for cause, the Corporation has no further obligations after the date of termination. At the expiration of the Employment Term, Mr. Freedman will serve as a consultant and independent contractor to the Corporation, pursuant to the consulting portion of the Agreement (the "Consultant Term") for a three year term at the rate of $100,000 per year with increases at the Board's discretion. At any time during the Agreement, Mr. Freedman has the option to forego the Consultant Term.

   The Corporation entered into termination agreements with each of the Named Executive Officers. Those agreements provide for payments by the Corporation to such individuals in the event that their employment relationship with the Corporation is terminated as a result of a transaction, not approved by the Corporation which effects a change in control of the Corporation, in an aggregate amount equal to 125% of the total salary and bonuses paid to them during the two years preceding their termination.

   The estimated amounts of compensation that would have been owed to the Named Executive Officers assuming that such terminations occurred as of March 31, 1996 are as follows: David Freedman -- $497,674; Ezra Weisman -- $443,680; and Samuel Eichenbaum -- $279,706.

   In addition, the Corporation has entered into a termination agreement with Samuel Eichenbaum which provides for a payment equal to 100% of his current annual base salary at the time of such termination if he is involuntarily terminated for any reason after the occurrence of a change in control of the Corporation.

PENSION PLAN

   The Named Executive Officers participate in the Corporation's Salaried Employees' Retirement Plan (the "Pension Plan"), which provides pension benefits to all salaried employees of the Corporation meeting certain age and length of service requirements. The following table sets forth the estimated annual pension benefits from the Pension Plan, based upon a maximum salary of $150,000 per year payable upon retirement at Normal Retirement Date:

                          ESTIMATED ANNUAL BENEFITS
                         Years of Continuous Service

 Annual Salary        10          20           30          40          45
 ---------------   ---------   ---------    ---------   ---------   ---------
    $ 60,000        $ 6,508     $13,240     $19,972     $25,738      $28,138
    $ 80,000        $ 8,828     $17,960     $27,092     $34,858      $38,058
    $100,000        $11,148     $22,680     $34,212     $43,978      $47,978
    $120,000        $13,468     $27,400     $41,332     $53,098      $57,898
    $140,000        $15,788     $32,120     $48,452     $62,218      $67,818
    $160,000        $16,948     $34,480     $52,012     $66,778      $72,778
    $180,000        $16,948     $34,480     $52,012     $66,778      $72,778
    $200,000        $16,948     $34,480     $52,012     $66,778      $72,778

   The normal retirement benefit formula for plan participants provides that benefits are the sum of the following:

       1. .5% of annual compensation up to $7,800 plus 1% of annual compensation in excess of $7,800 multiplied by Credited Service prior to January 1, 1983.

       2. .6% of annual compensation up to $7,800 plus 1.2% of annual compensation in excess of $7,800 for each year of Credited Service from January 1, 1983 to Normal Retirement Date up to a maximum of 35 years (maximum includes years of service prior to January 1, 1983) (as such terms are defined in the Pension Plan).

       3. .8% of annual compensation for each year of Credited Service in excess of 35 years.

   The benefit amounts listed in the table are not subject to any deduction for Social Security or other offset amounts. As of December 31, 1995, the years of credited service under the Pension Plan for Messrs. David Freedman; Ezra Weisman and Samuel Eichenbaum are 49 and 33 and 10, respectively. During the fiscal year ended December 31, 1995, benefits under the Pension Plan were paid to David Freedman in the amount of $62,564.

OPTIONS GRANTED DURING 1995

   The following table sets forth information for the Named Executive Officers with respect to grants of options to purchase Common stock of the Company made during the fiscal year ended December 31, 1995.

                      STOCK OPTION GRANTS IN FISCAL 1995

                                                    Individual Grants (1)
                               --------------------------------------------------------------
                                                                                                  Potential Realizable Value
                                                                                                    at Assumed Annual Rates
                                                    % of                                                of Stock Price
                                                Total Options        Exercise                      Appreciation for 5-Year
                                                 Granted            Price Per        Expira-          Option Term ($)(2)
                                 Options        in Fiscal             Share           tion       ------------------------------
         Grantee Name           Granted (#)        Year              ($/Sh.)          Date            5%              10%
 ----------------------------   -----------   ---------------    ----------------   ----------   -------------   -------------
Samuel Eichenbaum  ..........     10,000            100%          $5.375            12/17/00      $   14,850      $    31,815
All Shareholders(3)  ........         --             --               --                  --      $6,457,179      $14,268,676
All Optionees(4)  ...........     77,000            100%          $5.375 -- $7.00         (5)     $  119,734      $   264,580
% of Total Shareholder Value          --             --               --                  --             1.9%             1.9%

- ------
(1) Consist of stock options granted pursuant to a non-qualified stock option plan at fair market value on the date of grant, exercisable in five equal installments commencing one year after date of grant, and expire five years after date of grant.

(2) These amounts represent certain assumed rates of appreciation for a given exercise price only. Actual gains, if any, on stock option exercises and Common stock holdings are dependent on the future performance of the Common stock. There is no assurance that the amounts reflected will be realized.

(3) Based on an aggregate of 3,595,651 shares of Common stock outstanding as of December 31, 1995, and a price per share of $6.50, the fair market value of the Company's Common stock at the close of business on such date.

(4) Exclusive of stock options granted to nonemployee directors, see page 7.

(5) Represents the actual exercise price of options granted during 1995; Options granted during 1995 will expire on the date in 2000 equal to 5 years from the date of grant.

OPTIONS EXERCISED DURING 1995 AND FISCAL YEAR END OPTION VALUES

   The following table sets forth information concerning the 1995 fiscal year-end value of unexercised options for each of the Named Executive Officers based upon the closing price of $6.50 per share on December 31, 1995. No options were exercised during the fiscal year ended December 31, 1995.

                                                         Number of Unexercised            Value of Unexercised in
                          Shares                             Options/SARs                  the Money Options/SARs
                         Acquired         Value     --------------------------------   --------------------------------
        Name            on Exercise     Realized      Exercisable     Unexercisable     Exercisable     Unexercisable
- --------------------    -------------   ----------   -------------   ---------------    -------------   ---------------
David Freedman .....         --            --               --               --                --               --
Ezra Weisman .......         --            --           28,000           17,000           $15,800          $21,200
Samuel Eichenbaum ..         --            --            7,200           16,800           $ 6,300          $19,700

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   The Compensation Committee of the Board of Directors establishes the compensation for the Corporation's executive officers. The Compensation Committee is composed of three non-employee directors, currently Mr.

Ernest Gross, Mr. Kiyoshi Masuda and Dr. David Pramer, who have no interlocking relationships as to which applicable Securities and Exchange Commission rules require disclosure. The Corporation compensates its executive officers through a combination of base salary, bonus, periodic grants of stock options, the use of Corporation owned automobiles and split dollar life insurance. In addition, executive officers participate in benefit plans, including medical, life insurance and 401(k) plans, that are generally available to all of the Corporation's employees.

   Base salary levels for the Corporation's executive officers, including the Chief Executive Officer, are set generally to be competitive in relation to the salary levels of executive officers within the industry and other companies of comparable size and complexity. Base salary levels are also influenced by the performance of the Corporation and are measured against published survey information. In reviewing the salary levels of the executive officers and the Chief Executive Officer of the Corporation, the Compensation Committee takes into account the problem-solving ability required to satisfactorily fulfill the positions' assigned duties and responsibilities and the impact the positions have on the operation and profitability of the Corporation.

   For the year ended December 31, 1995, the Compensation of Ezra Weisman, the President and Chief Executive Officer of the Company, consisted of a salary of $164,800. Under the terms of his Employment Agreement, Mr. Weisman is entitled to receive a bonus if certain operating goals are exceeded. However, no bonus was earned for 1995. Mr. Weisman did not participate in any decisions related to his compensation.

                               Submitted by the
               Compensation Committee of the Board of Directors

                                 Ernest Gross
                                Kiyoshi Masuda
                               Dr. David Pramer

                           STOCK PERFORMANCE CHART

   The following chart compares the yearly change in the cumulative total shareholder return on the Corporation's Common stock during the last five years ended December 31, 1995, with the cumulative total return of the Media General Composite Index and an index comprised of the Media General Industry Group 401 -- Scientific Instruments. The comparison assumes that $100 was invested on December 31, 1990 in the Corporation's Common stock and in each of the other two indices.

                      COMPARISON OF FIVE-YEAR CUMULATIVE
            TOTAL RETURN AMONG NEW BRUNSWICK SCIENTIFIC CO., INC.
        MEDIA GENERAL INDEX AND MG SCIENTIFIC INSTRUMENTS GROUP INDEX


     250 |------------------------------------------------------------------|
         |                                                                  |
         |                                                                  |
     225 |------------------------------------------------------------------|
         |                                                                  |
         |                                                           &      |
     200 |------------------------------------------------------------------|
         |                                                           #      |
         |                                                                  |
     175 |------------------------------------------------------------------|
         |                                                                  |
  D      |                                      #         #                 |
  O  150 |------------------------------------------------------------------|
  L      |                                                *                 |
  L      |               *&#         #         *&         &                 |
  A  125 |-----------------------------------------------------------*------|
  R      |                          *&                                      |
  S      |                                                                  |
     100 |---*&#------------------------------------------------------------|
         |                                                                  |
         |                                                                  |
      75 |------------------------------------------------------------------|
         |                                                                  |
         |                                                                  |
      50 |------------------------------------------------------------------|
         |                                                                  |
         |                                                                  |
       0 |----|----------|----------|----------|----------|----------|------|
             1990       1991       1992       1993       1994       1995

         |---------------------------------------------------------------------|
         | * = The Corportation      & = MG Scientific Instruments Group Index |
         |                                                                     |
         |                     # = Media General Index                         |
         |---------------------------------------------------------------------|

=====================================================================================================
                                       1990       1991       1992       1993       1994       1995
- -----------------------------------------------------------------------------------------------------
The Corportation              *        100       135.14     124.32     132.43     145.95     125.34
- -----------------------------------------------------------------------------------------------------
MG Industry Group 401 -
 Scientific Instruments Index &        100       132.66     124.87     138.03     133.95     208.30
- -----------------------------------------------------------------------------------------------------
Media General Index           #        100       129.09     134.25     154.11     152.83     198.15
=====================================================================================================


CERTAIN RELATIONSHIPS AND TRANSACTIONS

   David Freedman is the owner of Bio-Instrument Ltd., a foreign firm that acts as an agent for sales of the Corporation's products to customers in Israel, and earns commissions on those sales. During the year ended December 31, 1995 this firm earned commissions in the amount of $185,563 on purchases by customers in Israel of the Corporation's products. These commissions paid by the Corporation to Bio-Instrument Ltd. were comparable to commissions paid to unrelated distributors and sales representatives.

   Bernard Leon holds a less than 1% interest in DGI BioTechnologies LLC
(DGI), the Company's majority owned and fully funded entity seeking to develop a novel, small molecule drug discovery platform. Mr. Leon had been a minority shareholder in the corporation which sold the DGI technology to the Company.

                                   AUDITORS

   The Corporation has selected KPMG Peat Marwick LLP to be the independent auditors for the Corporation for the fiscal year ending December 31, 1996.

   A representative of KPMG Peat Marwick LLP is expected to be present at the meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                                OTHER MATTERS

   Management does not know of any other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on such matters.

                          1997 SHAREHOLDER PROPOSALS

   Shareholder proposals submitted for inclusion in the Proxy Statement of the Board of Directors for the 1997 Annual Meeting of Shareholders, must be received by the Corporation at 44 Talmadge Road, Edison, New Jersey 08818 on or before December 23, 1996.

                                   GENERAL

   The cost of this solicitation will be borne by the Corporation. Brokers will be asked to forward solicitation material to beneficial owners of stock and will be reimbursed for their out-of-pocket expenses.

                                          By Order of the Board of Directors

                                          ADELE LAVENDER, Secretary

                          ANNUAL REPORT ON FORM-10K

   The Corporation will provide without charge to each shareholder who requests it in writing, a copy of its Annual Report on Form 10-K 405 for the year ended December 31, 1995, including the financial statements and schedules thereto (but without the exhibits thereto) filed with the Securities and Exchange Commission. The Corporation will furnish any exhibit to such Annual Report to any shareholder requesting the same upon payment of a fee equal to the Corporation's reasonable expenses in furnishing such exhibit. All requests for the Annual Report on Form 10-K 405 or exhibits thereto should be addressed to Adele Lavender, Secretary, New Brunswick Scientific Co., Inc., 44 Talmadge Road, Edison, New Jersey 08818-4005.

          This Proxy is Solicited on behalf of the Board of Directors

                       NEW BRUNSWICK SCIENTIFIC CO., INC.

                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 29, 1996

   The undersigned hereby constitutes and appoints David Freedman, Sigmund Freedman and Ezra Weisman, and each of them, proxies of the undersigned, with full power of substitution to represent and vote, as designated on the reverse side, all shares of the Common stock of New Brunswick Scientific Co., Inc. (the "Corporation") which the undersigned could represent and vote if personally present at the Annual Meeting of Shareholders of the Corporation to be held on May 29, 1996, and at any adjournment thereof.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE


[X] Please mark your
    votes as in this
    example.

           MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW

               FOR WITHHELD   CLASS     NOMINEES             TERM EXPIRES
                              -----     --------             -------------
1  Election of [ ]   [ ]      Class I   Bernard Leon         1997 Annual Meeting
   Directors                  Class III David Freedman       1999 Annual Meeting
                              Class III Ezra Weisman         1999 Annual Meeting
For, except vote withheld Class III Dr. Marvin Weinstein 1999 Annual Meeting from the following nominee(s)

- -----------------------------

                                   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

SIGNATURE(S)                                                 DATE
         -----------------------------------------------------    -------------

Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc., should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares held in the name of two or more persons all should sign.